Exhibit 10.4(b)

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into this 26th day of July, 2013, by and among SILICON VALLEY BANK, a California corporation (“Bank”), RELYPSA, INC., a Delaware corporation (“Relypsa”), and RELYPSA 106, LLC, a Delaware limited liability company (“Relypsa 106”; together with Relypsa, individually and collectively, “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 2, 2013 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Relypsa has advised Bank that it intends to dissolve Relypsa 106 and in connection therewith, Relypsa 106 will terminate its contract rights under a license agreement with Relypsa (the “Dissolution”).

D. Pursuant to Section 7.2 of the Loan Agreement, Borrower is required to obtain Bank’s prior written consent before the Dissolution.

E. Relypsa desires to enter into that certain Partnership Agreement (the “Partnership Agreement”), with CHU DE NANCY and INSERM TRANFERT (collectively, the “Parties”) which has been executed by the Parties on March 26, 2013, pursuant to which Relypsa will agree to provide the Parties with the results of a certain biological collection described in Appendix A attached thereto (the “Partnership Transaction”).

F. Pursuant to Section 7.1 of the Loan Agreement, Borrower is required to obtain the Bank’s prior written consent before entering into the Partnership Agreement and the Partnership Transaction.

G. Borrower has requested that Bank release (i) Relypsa 106 as a “Borrower” under the Loan Documents and from all of its Obligations thereunder, (ii) consent to the Partnership Agreement and Partnership Transaction, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein

H. Although Bank is under no obligation to do so, Bank is willing to release (i) Relypsa 106 as a “Borrower” under the Loan Documents, (ii) consent to the Partnership Agreement and Partnership Transaction, and (iii) amend certain provisions of the Loan Agreement, all on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 13 (Definitions). The definition of “Key Person” set forth in Section 13.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Key Person” is each of Borrower’s (i) Chief Executive Officer, who is John Orwin as of June 17, 2013; (ii) Chief Financial Officer, who is Kristine Ball as of the Effective Date; and (iii) Chief Medical Officer, who is Lance Berman as of the Effective Date.

3. Mutual Release of Claims.

3.1 Subject to the satisfaction of the conditions set forth in Section 9 of this Agreement, Relypsa 106, for itself and its agents, representatives, attorneys, personal representatives, heirs, successors and assigns, hereby remises, releases and forever discharges Bank, and its agents, representatives, employees, attorneys, successors and assigns, of and from any and all claims, causes of action, rights, suits, proceedings, debts, sums of money, amounts, covenants, agreements, promises, judgments, contracts, damages, costs, expenses, and demands of whatsoever kind or nature, whether in law or in equity, which Relypsa 106 has, has had, or may at anytime hereafter have against Bank under the Loan Agreement or any other Loan Document, for, upon, or by reason of any matter, cause or thing whatsoever, related to the facts and events described in, or arising under or in connection with the Loan Agreement or any other Loan Document.

3.2 Subject to the satisfaction of the conditions set forth in Section 9 of this Agreement, Bank, for itself and its agents, representatives, attorneys, personal representatives, successors and assigns, hereby remises, releases and forever discharges Relypsa 106 and its agents, representatives, employees, attorneys, successors and assigns, of and from any and all claims, causes of action, rights, suits, proceedings, debts, sums of money, amounts, covenants, agreements, promises, judgments, contracts, damages, costs, expenses, and demands of whatsoever kind or nature, whether in law or in equity, which Bank has, has had, or may at anytime hereafter have against Relypsa 106 arising under the Loan Agreement or any other Loan Document, for, upon, or by reason of any matter, cause or thing whatsoever, related to the facts and events described in, or arising under or in connection with the Loan Agreement or any other Loan Document.

3.3 Relypsa 106 agrees that Bank have no further commitment or obligation to lend any further funds to Relypsa 106, and all financing agreements between Bank and Relypsa

106 are terminated. Each remaining Borrower agrees that the release of Relypsa 106 as a “Borrower” does not in any way affect the remaining Borrower’s obligations and liabilities under or in connection with the Loan or the Loan Documents.

4. Consent. Subject to satisfaction of the terms and conditions of Section 9 below, Bank hereby (a) consents to the Dissolution, the Partnership Agreement, and the Partnership Transaction, (b) agrees that the Dissolution, the Partnership Agreement, and the Partnership Transaction shall not, in and of itself, constitute a breach of Sections 7.2 of the Loan Agreement, (c) terminates and releases its security interest under the Loan Agreement in the Collateral with respect to Relypsa 106 and further agrees to deliver to Borrower any documents or UCC-3 Termination Statements necessary to release or terminate Bank’s lien on the Collateral with respect to Relypsa 106. The consent set forth above shall not be deemed or otherwise construed to constitute a waiver of any provisions of the Loan Agreement in connection with any other transaction.

5. Limitation of Amendments, Release, and Consent.

5.1 The amendments set forth in Section 2 above, and the release set forth in Section 3 above, and the consent set forth in Section 4 above, above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver, release, or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

5.2 This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6. Representations and Warranties. To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

6.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

6.3 The organizational documents of Borrower delivered to Bank on the Effective Date are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

6.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

6.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;

6.8 Attached as Exhibit A are the final unsigned copies of all of material documents relating to the Dissolution, including all amendments, supplements and other modifications thereto (the “Dissolution Documents”). Within five (5) Business Days of the date hereof, Borrower will provide Bank with true, complete and correct copies of all of the Dissolution Documents.

7. Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

8. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto and (b) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK:

SILICON VALLEY BANK

By:	/s/ Jennifer F. Goldstein
Name: Jennifer F. Goldstein
Title: Managing Director

BORROWER:

RELYPSA, NC.

By:	/s/ Kristine M. Ball
Name: Kristine M. Ball
Title: SVP, CFO

RELYPSA 106, LLC

By:	/s/ Ronald A. Krasnow
Name: Ronald A. Krasnow
Title: VP

[Signature Page to First Amendment to Loan and Security Agreement]

Exhibit A

Dissolution Documents

(Provided Separately)